As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-284688

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROBOT MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	94-3078125
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

288 Grove Street, Suite 388

Braintree, MA 02184

(781) 875-3605

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Harel Gadot

Chief Executive Officer, President and Chairman

288 Grove Street, Suite 388

Braintree, MA 02184

(781) 875-3605

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq.

Ruskin Moscou Faltischek, PC

1425 RXR Plaza

15th Floor, East Tower

Uniondale, NY 11556

(516) 663-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the common stock being registered. None of these costs or expenses will be borne by the selling stockholders. All amounts shown are estimates except for the Securities and Exchange Commission, or “SEC,” registration fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$4,864.51
Printing expenses	1,000.00	*
Legal fees and expenses	10,000.00	*
Accounting fees and expenses	15,000.00	*
Miscellaneous expenses	4,135.49	*
Total	$35,000.00	*

*	Estimated, as permitted under Item 511 of Regulation S-K.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits, in general, a Delaware corporation, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that or she is or was a director, or officer, of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation provides that the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company’s restated certificate of incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

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We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are necessary to attract and retain qualified directors and officers.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements may require the Company, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of the Company’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriter will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

On August 18, 2020, 14,685 outstanding warrants of the Company at an exercise price per share of $8.125, were exercised on a “net exercise” or “cashless” basis into 4,873 shares of common stock. The issuances of the 4,873 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended and the rules promulgated thereunder (the “Securities Act”) as a transaction not involving a public offering to a single investor, and/or 3(a)(9) under the Securities Act.

On October 25, 2022, the Company sold in a private placement and issued to an investor (i) Series A preferred investment options to purchase up to 1,022,495 shares of Common Stock (the “Series A Warrants”) at an exercise price of $4.64 per share and (ii) Series B preferred investment options to purchase up to 1,022,495 shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) at an exercise price of $4.64 per share. The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 51,125 shares of Common Stock at an exercise price of $6.1125 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On May 23, 2023, in connection with a public offering of its securities, the Company issued to the placement agent or its designees warrants to purchase 32,778 shares of Common Stock at an exercise price of $2.75 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On May 24, 2023, in connection with a public offering of its securities, the Company issued to the placement agent or its designees warrants to purchase 60,476 shares of Common Stock at an exercise price of $2.75 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On June 6, 2023, the Company sold in a private placement and issued to an investor Series C preferred investment options to purchase up to 350,878 shares of Common Stock at an exercise price of $2.075 per share. Such Series C preferred investment options and the shares of Common Stock issuable upon the exercise of the Series C preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 35,088 shares of Common Stock at an exercise price of $2.6719 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On June 16, 2023, the Company issued 385,246 to the holder of the Company’s Series B preferred investment options pursuant to the cashless exercise provision therein. Such shares of Common Stock issuable upon the exercise of the Series B preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

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On June 28, 2023, the Company sold in a private placement and issued to an investor Series D preferred investment options to purchase up to 312,309 shares of Common Stock at an exercise price of $3.19 per share. Such Series D preferred investment options and the shares of Common Stock issuable upon the exercise of the Series D preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 31,231 shares of Common Stock at an exercise price of $4.0625 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 3, 2024, the Company issued, in a private placement, Series E preferred investment options to purchase up to 1,685,682 shares of Common Stock at an exercise price per share of $1.50, pursuant to a preferred investment option exercise inducement offer, to the holders of certain outstanding preferred investment options of the Company. Such Series D preferred investment options and the shares of Common Stock issuable upon the exercise of the Series D preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. In connection with the inducement offer, the Company issued to the placement agent or its designees warrants to purchase an aggregate of 84,284 shares of Common Stock at an exercise price of $2.025 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

As of January 26, 2024, the Company issued an aggregate of 1,005,965 shares of restricted Common Stock (the “Settlement Shares”), as partial settlement to the plaintiffs in the lawsuit entitled Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Hudson Bay Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, in the Supreme Court of the State of New York, County of New York (Index No. 651182/2020). The Settlement Shares were issued pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) as a transaction by an issuer not involving any public offering.

On June 4, 2024, the Company sold in a private placement and issued to investors Series F preferred investment options to purchase up to 3,133,338 shares of Common Stock at an exercise price of $1.50 per share. Such Series F preferred investment options and the shares of Common Stock issuable upon the exercise of the Series F preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 78,333 shares of Common Stock at an exercise price of $1.875 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 7, 2025, the Company sold in a private placement and issued to investors Series G preferred investment options to purchase up to 8,000,002 shares of Common Stock at an exercise price of $1.75 per share. Such Series G preferred investment options and the shares of Common Stock issuable upon the exercise of the Series G preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.1875 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 8, 2025, the Company issued 610,517 shares of Common Stock to the holder of the Company’s Series E preferred investment options at an exercise price per share of $1.50. Such shares of Common Stock issuable upon the exercise of the Series E preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 10, 2025, the Company sold in a private placement and issued to investors Series H preferred investment options to purchase up to 7,577,100 shares of Common Stock at an exercise price of $2.10 per share. Such Series H preferred investment options and the shares of Common Stock issuable upon the exercise of the Series H preferred investment options were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. In connection with such private placement, the Company issued to the placement agent or its designees warrants to purchase 189,428 shares of Common Stock at an exercise price of $2.8375 per share. Such placement agent warrants and the shares of Common Stock issuable upon the exercise of the placement agent warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The documents set forth below are filed herewith or incorporated by reference to the location indicated.

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization, dated as of August 15, 2016, by and among StemCells, Inc., C&RD Israel Ltd. and Microbot Medical Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 15, 2016).
3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 15, 2007).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).
3.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 4, 2018).
3.4	Amended and Restated By-Laws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 3, 2016).
3.5	Certificate of Elimination (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 12, 2018).
3.6	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2019).
3.7	Amendment to Section 5 of the Amended and Restated By-Laws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 3, 2021).
4.1	Description of the Company’s Securities (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019).
4.2	Form of Series A Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 25, 2022)
4.3	Form of Wainwright Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 25, 2022)
4.4	Form of Wainwright Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 23, 2023)
4.5	Form of Wainwright Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 24, 2023)
4.6	Form of Warrant Amendment Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 24, 2023)
4.7	Form of Series C Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 6, 2023)
4.8	Form of Wainwright Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 6, 2023)
4.9	Form of Series D Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 28, 2023)
4.10	Form of Wainwright Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 28, 2023)
4.11	Form of Inducement Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
4.12	Form of Placement Agent Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
4.13	Form of Series F Preferred Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2024)

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4.14	Form of Placement Agent Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2024)
4.15	Form of Series G Preferred Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2025)
4.16	Form of Placement Agent Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2025)
4.17	Form of Series H Preferred Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 10, 2025)
4.18	Form of Placement Agent Investment Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 10, 2025)
5.1**	Opinion of Ruskin Moscou Faltischek, PC
10.1	Form of Indemnification Agreement, between the Company and each of its Directors and Officers (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).
10.2*	Employment Agreement with Harel Gadot (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).
10.3	License Agreement, dated June 20, 2012, by and between Technion Research and Development Foundation, and Microbot Medical Ltd. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).
10.4*	Form of Stock Option Agreement under the Microbot Medical Inc. 2017 Equity Incentive Plan (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2017, filed on November 14, 2017).
10.5	Agreement, dated January 4, 2018, by and between CardioSert Ltd. and Microbot Medical Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 8, 2018).
10.6*	Employment Agreement with Dr. Eyal Morag (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 14, 2020).
10.7*	Microbot Medical Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement on Schedule 14A filed on August 11, 2017).
10.8*	Microbot Medical Inc. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit A of the Company’s definitive Proxy Statement on Schedule 14A filed on July 31, 2020)
10.9*	Form of Restricted Stock Unit Award Agreement under the Microbot Medical Inc. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit 4.2 of the registration Statement on Form S-8 of the Company filed on November 25, 2020)
10.10*	Form of NQO Award Agreement under the Microbot Medical Ltd. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit 4.3 of the registration Statement on Form S-8 of the Company filed on November 25, 2020)
10.11*	Form of Restricted Stock Award Agreement under the Microbot Medical Ltd. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit 4.4 of the registration Statement on Form S-8 of the Company filed on November 25, 2020)
10.12*	Form of SAR Award Agreement under the Microbot Medical Ltd. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit 4.5 of the registration Statement on Form S-8 of the Company filed on November 25, 2020)
10.13*	Form of ISO Award Agreement under the Microbot Medical Ltd. 2020 Omnibus Performance Award Plan (incorporated by reference to Exhibit 4.6 of the registration Statement on Form S-8 of the Company filed on November 25, 2020)
10.14*	Employment Agreement, as of March 31, 2018, with Simon Sharon (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 7, 2021)
10.15*	First Amendment to Employment Agreement, dated as of April 19, 2021, with Simon Sharon (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 22, 2021)
10.16	At the Market Offering Agreement, dated June 10, 2021, by and between Microbot Medical Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 10, 2021)
10.17	Asset Purchase Agreement with Nitiloop, Ltd. dated October 6, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 7, 2022)
10.18*	Employment Agreement with Rachel Vaknin (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 5, 2022)

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10.19*	Second Amendment to Employment Agreement with Harel Gadot (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 1, 2022)
10.20	Letter Agreements dated March 18, 2021 between Microbot Medical Ltd. and Technion Research and Development Foundation Ltd. (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2022, filed on March 31, 2023)
10.21	Form of Securities Purchase Agreement, dated as of October 21, 2022, by and among Microbot Medical Inc. and the purchaser party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 25, 2022)
10.22*	Addendum to Employment Agreement with Rachel Vaknin (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 22, 2023)
10.23*	Addendum to Employment Agreement with Simon Sharon (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 22, 2023)
10.24*	Addendum to Employment Agreement with Eyal Morag (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 22, 2023)
10.25*	Addendum to Employment Agreement with Eyal Morag. (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 22, 2023)
10.26	Form of Securities Purchase Agreement, dated as of May 22, 2023, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 23, 2023)
10.27	Form of Securities Purchase Agreement, dated as of May 23, 2023, by and among Microbot Medical Inc. and the purchaser party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 24, 2023)
10.28	Form of Securities Purchase Agreement, dated as of June 2, 2023, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 6, 2023)
10.29	Form of Securities Purchase Agreement, dated as of June 26, 2023, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 28, 2023)
10.30	Employment Agreement with Juan Diaz-Cartelle, MD (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 21, 2023)
10.30	Form of Inducement Letter (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
10.32	Settlement Agreement and Release dated as of January 26, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
10.33	Registration Rights Agreement dated as of January 26, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
10.34	Form of Securities Purchase Agreement, dated as of June 3, 2024, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2024)
10.35	Amendment to the At the Market Offering Agreement, dated July 1, 2024, by and between Microbot Medical Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 1, 2024)
10.36	Form of Securities Purchase Agreement, dated as of January 6, 2025, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2025)
10.37	Form of Securities Purchase Agreement, dated as of January 7, 2025, by and among Microbot Medical Inc. and the purchasers party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 10, 2025)
10.38*	Addendum #2 to Employment Agreement, dated as of February 5, 2025, with Simon Sharon (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 7, 2025)
10.39*	Addendum #2 to Employment Agreement, dated as of February 5, 2025, with Rachel Vaknin (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 7, 2025)
10.40*	Amendment to Employment Agreement, dated as of February 5, 2025, with Juan Diaz-Cartelle (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 7, 2025)
21.1	Subsidiaries of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).
23.1**	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm
23.2**	Consent of Ruskin Moscou Faltischek PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
97.1	Clawback Policy (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed on March 27, 2024)
107**	Filing Fee Table

*	Indicates management contract or compensatory plan or arrangement
**	Previosuly filed.

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(b) Financial statement schedule.

None.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Braintree, Commonwealth of Massachusetts, on February 10, 2025.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harel Gadot	Chairman, President and Chief Executive Officer	February 10, 2025
Harel Gadot	(Principal Executive Officer)

*	Chief Financial Officer	February 10, 2025
Rachel Vaknin	(Principal Financial and Accounting Officer)

*	Director	February 10, 2025
David J. Wilson

*	Director	February 10, 2025
Prattipati Laxminarain

*	Director	February 10, 2025
Scott Burell

*	Director	February 10, 2025
Martin Madden

*	Director	February 10, 2025
Aileen Stockburger

*	Director	February 10, 2025
Tal Wenderow

*	By:	/s/ Harel Gadot
Harel Gadot, Attorney-in-Fact

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